EXHIBIT 99.2

EXECUTIVE SEVERANCE AGREEMENT

THIS EXECUTIVE SEVERANCE AGREEMENT (“Agreement”) by and between CMGI, Inc., a Delaware corporation (the “Company”), and Joseph Lawler (the “Executive”), is made as of August 23, 2004.

WHEREAS, effective as the date hereof, the Executive has been elected as the Chief Executive Officer of the Company;

WHEREAS, the Executive and the Company have entered into a letter agreement, of even date herewith, setting forth certain terms and conditions of the Executive’s employment with the Company (“Letter Agreement”); and

WHEREAS, the parties desire to enter into this Executive Severance Agreement;

NOW, THEREFORE, as an inducement for and in consideration of the Executive entering into and remaining in its employ, the Company agrees that the Executive shall receive the severance payments and benefits set forth in this Agreement in the event the Executive’s employment with the Company is terminated under the circumstances described below and shall be entitled to certain other rights and benefits provided herein; and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Term of Agreement. The term of this Agreement shall be from the date hereof through the last day of Executive’s employment with the Company. All capitalized terms not defined herein shall have the meaning set forth in the Letter Agreement.

2. Not an Employment Contract. The Executive acknowledges that this Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an employee and that this Agreement does not prevent the Executive from terminating his employment. Executive understands and acknowledges that he is an employee at will and that either he or the Company may terminate the employment relationship between them at any time and for any reason.

3. Severance Payment and Other Benefits.

(a) In the event the employment of the Executive is terminated by the Company for a reason other than for Cause (as defined below), or by the Executive for Good Reason (as defined below), the Company shall pay to the Executive a severance payment equal to 12 months of his then-current monthly base salary plus target annual bonus, as in effect on the Executive’s last day of employment, and will reimburse the Executive for cost of COBRA for medical, dental and vision benefits for 12 months following the Executive’s last day of employment. The severance payment shall be payable in full within 10 business days after the effective date of the release referenced in subsection (c) below, unless the parties agree otherwise. In addition, 50% of the portion of each of the Executive’s Initial Awards and Special Awards which would otherwise become vested on or before the first anniversary of the date Executive’s employment is terminated shall be immediately vested, such vested awards that were granted as restricted stock shall be free of restrictions and such vested awards that were granted as options shall remain exercisable for a period of 6 months following the Executive’s last day of employment (but not to exceed the original term of such awards).

In the event that the Executive is entitled to severance under Section 3(b) below, this Section 3(a) shall not apply and shall have no further force or effect.

(b) In the event the employment of the Executive is terminated by the Company for a reason other than for Cause within twelve (12) months following a Change of Control (as defined below) of the Company or by the Executive for Good Reason within twelve (12) months following a Change of Control of the Company, the Company shall pay to the Executive a severance payment equal to the sum of 24 months of his then-current monthly base salary plus two times his target annual bonus, as in effect on the Executive’s last day of employment, and will reimburse the Executive for cost of COBRA for medical, dental and vision benefits for 18 months following the Executive’s last day of employment. The severance payment shall be payable in full within 10 business days after the effective date of the release referenced in subsection (c) below, unless the parties agree otherwise. In addition, (i) in the event the Change in Control occurs on or after the first anniversary of the Effective Date of the Letter Agreement, 1/3 of the Executive’s Initial Awards and Special Awards which are not then vested (taken proportionately from each of the remaining vesting tranches) shall immediately vest as of the date of termination, (ii) in the event the Change in Control occurs on or after the second anniversary of the Effective Date of the Letter Agreement, 2/3 of the Executive’s Initial Awards and Special Awards which are not then vested (taken proportionately from each of the remaining vesting tranches) shall immediately vest as of the date of termination, (iii) in the event the Change in Control occurs on or after the third anniversary of the Effective Date of the Letter Agreement, all of the Executive’s Initial Awards and Special Awards which are not then vested shall immediately vest as of the date of termination, and (vi) in each such case, such vested awards that were granted as restricted stock shall be free of restrictions and such vested awards that were granted as options shall remain exercisable for a period of 6 months following the Executive’s last day of employment (but not to exceed the original term of such awards).

(c) The Executive agrees that prior to payment of the severance payment pursuant to this Section 3 and prior to the provision of benefits and acceleration of restricted stock and stock options called for by Section 3, Executive shall execute a release, based on the Company’s standard form (including mutual confidentiality and non-disparagement provisions), of any and all claims he may have against the Company and its officers, directors, employees and affiliates, except for his right to enforce any post-employment obligations to him, including obligations of the Company under this Agreement and stock option and restricted stock agreements, and indemnification in his capacity as an officer, director or otherwise of the Company and its affiliates. Executive understands and agrees that the payment of the severance payment, provision of benefits and the acceleration of restricted stock and stock options called for by Section 3 are contingent on his execution of the previously described release of claims. The payment to the Executive of the amounts payable under this Section 3 (and acceleration of restricted stock and stock options, if applicable) shall constitute the sole remedy of the Executive in the event of a termination of the Executive’s employment.

(d) In the event that any amounts payable to the Executive pursuant to this Section 3 are characterized as “excess parachute payments” pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then the Executive, in his sole discretion, may elect to reduce the amounts payable to the Executive hereunder or to have a portion of the restricted stock or stock options (or a combination thereof) not vest in order to avoid any “excess parachute payment” under Section 280G(b)(1) of the Code. Unless the parties hereto otherwise agree in writing, any determination required under this Section 3(d) shall be made in writing by independent public accountants reasonably agreed to by the parties hereto (the “Accountants”), whose determination shall be conclusive and binding upon the parties for all purposes. For purposes of making the calculations required by this Section 3(d), the Accountants may rely on reasonable, good faith interpretations concerning the application of Section 280G and Section 4999 of the Code. The parties agree to furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make the required determinations. In the event that the Executive makes an affirmative election to reduce amounts payable or to have awards not vest pursuant to this Section 3(d), the Company shall bear all fees and expenses the Accountants may reasonably charge in connection with the services contemplated by this Section 3(d); provided, however, in the event that the Executive does not so affirmatively elect, all such fees and expenses shall be borne by the Company and the Executive equally.

4. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Cause” shall mean a good faith finding by a majority of the members of the Board of Directors of the Company (excluding the Executive), after giving the Executive an opportunity to be heard, of: (i) gross negligent or willful misconduct by the Executive in connection with his employment duties, (ii) willful repeated and continued failure by the Executive (other than due to disability) to perform his duties or responsibilities required pursuant to his employment, after written notice and an opportunity to cure, (iii) mis-appropriation by the Executive of the assets or business opportunities of the Company, or its affiliates, having a material economic effect on the Company, (iv) embezzlement or other financial or other fraud committed by the Executive, (v) the Executive knowingly allowing any third party to commit any of the acts described in any of the preceding clauses (iii) or (iv), or (vi) the Executive’s conviction of, or entry of a plea of no contest with respect to, any felony or any crime involving moral turpitude. For the purposes of this Agreement, the Executive’s acts or omissions shall not be “willful” if conducted in good faith and with a reasonable belief that such conduct was in the best interests of the Company.

(b) “Good Reason” shall mean: (i) the unilateral relocation by the Company of the Executive’s principal work place for the Company to a site more than 60 miles from Waltham, Massachusetts, (ii) a reduction in the Executive’s (A) then-current base salary without the Executive’s consent, or (B) target bonus or a material reduction in benefits without the Executive’s consent, or unless other executive officers are similarly treated, (iii) material diminution of Executive’s duties, authority or position as Chief Executive Officer of the Company, without the Executive’s consent, (iv) any amendment following the date hereof to the officer indemnification provisions contained in Article Ninth of the Company’s certificate of incorporation that materially reduces the indemnification benefits to the Executive, (v) the failure of the Company to assign and of any successor to assume the obligations of the Company under this Agreement and the Letter Agreement, (vi) the (Y) failure of the Company shareholders to approve an increase in shares under the applicable Company equity incentive plan in order for the Company to grant all of the Special Awards when due, pursuant to the Letter Agreement, and (Z) the inability of the Company to otherwise grant such any portion Special Awards when due, or (vi) the death or permanent and total disability (as defined in Section 22(e)(3) of the Code) of the Executive.

(c) “Change of Control” shall mean the first to occur of any of the following: (a) any “person” or “group” (as defined in the Securities Exchange Act of 1934) becomes the beneficial owner of a majority of the combined voting power of the then outstanding voting securities with respect to the election of the Board of Directors of the Company; (b) any merger, consolidation or similar transaction involving the Company, other than a transaction in which the stockholders of the Company immediately prior to the transaction hold immediately thereafter in the same proportion as immediately prior to the transaction not less than 50% of the combined voting power of the then voting securities with respect to the election of the Board of Directors of the resulting entity; or (c) any sale of all or substantially all of the assets of the Company.

5. Termination of Employment. Upon termination of Executive’s employment with the Company for any reason, in addition to any severance payments or other benefits which may be payable under Section 3 of this Agreement, Executive shall be entitled to receive all salary and benefits through the last day of his employment. In addition, in the event the Executive is terminated for other than Cause or the Executive terminates his employment for Good Reason, Executive shall be entitled to a pro rata share of his earned target bonus, such earned target bonus to be determined in accordance with the terms and provisions of the Executive’s target bonus plan.

6. Existing Restrictive Covenants. Anything to the contrary in this Agreement notwithstanding, in the event that a third party has asserted that the Executive’s employment by the Company or the exercise of his duties for the Company has violated or will violate any agreement between such third party and the Executive relating to non-competition, non-solicitation of customers or disclosure of confidential information and there is a material risk that the third party will seek to enforce such agreement and a material risk that the third party may be successful in such enforcement action resulting in material detriment to the Company, then upon the request of the Company, in writing, Executive hereby agrees that Executive’s employment shall terminate by mutual agreement, which shall for all purposes shall be considered a voluntary termination by the Executive without Good Reason.

7. Miscellaneous.

(a) Notices. Any notices delivered under this Agreement shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth in the introductory paragraph hereto. Either party may change the address to which notices are to be delivered by giving notice of such change to the other party. All notices to the Company shall also be addressed to the Company’s General Counsel.

(b) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

(c) Entire Agreement. This Agreement and the Letter Agreement (the “Agreements”) constitute the entire agreement between the parties and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter of the Agreements. If there shall be any inconsistency (including, without limitation, identical capitalized terms with less than identical meanings) between the Agreements and any other agreement, plan, award, program or practice of the Company whether now existing or hereafter adopted or amended, then the Agreements shall control, unless the Executive hereafter has agreed otherwise in writing and such other agreement, plan, program or practice specifically refers to the provision of the Agreements affected thereby.

(d) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit or other legal arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Executive each consents to the jurisdiction of such a court. The Company and the Executive each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by him or her.

(g) Waivers. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

(h) Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

(i) Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

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THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

CMGI, Inc.

By:	/s/ Francis J. Jules
Chairman of the Compensation Committee of the Board of Directors

/s/ Joseph Lawler
Joseph Lawler